EXHIBIT 10.2

SECURITY AGREEMENT

This Agreement, dated effective as of December 31, 2002, is made by North American Technologies Group, Inc. for the benefit of Avalanche Resources, Ltd.

1.	Identification/Grant.

(a)    Debtor’s name and mailing address are:

North American Technologies Group, Inc.

14315 West Hardy Road

Houston, Texas 77060

(b)    Secured Party’s name and mailing address are:

Avalanche Resources, Ltd.

8 Saddlewood Estates

Houston, Texas 77024

(c)    The classification of the Collateral is Documents; Equipment; Inventory; Accounts; Chattel paper; Instruments; Investment Property; and General Intangibles.

(d)    The Collateral (including all accessions thereto) is the following personal property of Debtor, wherever located and all proceeds of the property: Documents; Equipment; Inventory; Accounts; Chattel Paper; Instruments; Investment Property; and General Intangibles; and all after-acquired Collateral of the same classification and all products and increase of the Collateral.

(e)    The Obligation is the indebtedness of Debtor evidenced by the Convertible Debenture, dated December 31, 2002 executed by Debtor payable to Secured Party in the original principal amount of $2,000,000.00.

(a)    Debtor grants to Secured Party a security interest in the Collateral and all its proceeds to secure the Obligation and all renewals, modifications, and extensions of the Obligation. Debtor authorizes Secured Party to file a financing statement describing the Collateral.

2.	Debtor’s Representations/Warranties

(a)    The Collateral is located solely at 14315 West Hardy Road, Houston, Texas 77060.

(b)    Debtor’s chief executive office is located at 14315 West Hardy Road, Houston, Texas 77060.

(c)    Debtor’s state of organization is Delaware; Debtor’s name, as shown in its organizational documents, as amended, is exactly as set forth above; and Debtor’s organizational identification number is 2112835.

(d)    Debtor’s federal tax identification number is 33-0041789.

(e)    Debtor’s records concerning the Collateral are located at 14315 West Hardy Road, Houston, Texas 77060.

(f)    The chattel paper Collateral is located solely at 14315 West Hardy Road, Houston, Texas 77060.

(g)    No financing statement covering the Collateral is filed in any public office except any financing statement in favor of Secured Party and except the financing statements described on the attached Exhibit A (the “Permitted Liens”).

(h)    Debtor owns the Collateral and has the authority to grant this security interest, free from any setoff, claim, restriction, security interest, or encumbrance except liens for taxes not yet due and the Permitted Liens.

(i)    Each account and chattel paper in the Collateral is and will be the valid, legally enforceable obligation of a third-party account debtor or obligor.

(j)    The chattel paper Collateral is in tangible, not electronic, form and has only one original counterpart. No person, other than Debtor or Secured Party, has actual or constructive possession of any chattel paper Collateral.

3.	Debtor’s Covenants.

(a)    Debtor will defend the Collateral against all claims adverse to Secured Party’s interest; pay all taxes imposed on the Collateral or its use; keep the Collateral free from liens, except for liens in favor of Secured Party or for taxes not yet due; keep the Collateral in Debtor’s possession and ownership except as otherwise provided in this Agreement; maintain the Collateral in good condition; and protect the Collateral against waste, except for ordinary wear and tear.

(b)    Debtor will pay all Secured Party’s expenses, including reasonable attorney’s fees, incurred to obtain, preserve, perfect, defend, and enforce this Agreement or the Collateral and to collect or enforce the Obligation. These expenses will bear interest from the date of advance at the rate stated in the Note for matured, unpaid amounts and are payable on demand at the place where the Obligation is payable. These expenses and interest are part of the Obligation and are secured by this Agreement.

(c)    Debtor will sign and deliver to Secured Party any documents or instruments that Secured Party considers necessary to obtain, maintain, and perfect this security interest in the

Collateral. This includes a certificate of title for any Collateral covered by a certificate of title so that Secured Party may have the certificate of title reissued with its lien noted thereon.

(d)    Debtor will notify Secured Party immediately of any event of default and of any material change: (i) in the Collateral, (ii) in Debtor’s Mailing Address, (iii) in the location of any Collateral, (iv) in any other representation or warranty in this Agreement, (v) that may affect this security interest. Debtor will notify Secured Party of any change in Debtor’s name and of any location set forth above in paragraph 3 to another state.

(e)    Debtor will use the Collateral primarily according to the classification stated above in paragraph 1(d) above.

(f)    Debtor will maintain accurate records of the Collateral at the address set forth above in paragraph 1(e), will furnish Secured Party any requested information related to the Collateral, and will permit Secured Party to inspect and copy all records relating to the Collateral and to inspect the Collateral.

(g)    At Secured Party’s request, Debtor will deliver to Secured Party on receipt all chattel paper or instruments constituting proceeds of the inventory and, at Secured Party’s request, deposit all checks, items, and other cash proceeds of the inventory in a special bank account designated by Secured Party, who alone will have power of withdrawal.

(h)    Debtor will permit Secured Party to inspect the Collateral.

(i)    Debtor will immediately deliver to Secured Party, with an assignment or endorsement, current and after-acquired instruments and certificated securities in the Collateral.

(j)    Debtor will preserve the liability of all obligors on the Collateral and preserve the priority of all security for the Collateral.

(k)    Debtor will cause all obligors on the Collateral to pay and perform all their obligations and inform Secured Party immediately of the default in the payment or performance of any Collateral.

(l)    Debtor will preserve the liability of all obligors on the Collateral and preserve the priority of all security for the Collateral.

4.	Debtor’s Negative Covenants.

(a)    Debtor will not sell, transfer, or encumber any of the Collateral, except that Debtor may sell inventory in the ordinary course of business and may dispose of equipment that has become obsolete or worn-out in the ordinary course of Debtor’s business.

(b)    Debtor will not, except as permitted in this Agreement, permit the Collateral to be covered by a document, except a document in the possession of Secured Party.

(c)    Debtor will not change:

  (i)    its name or jurisdiction of organization, merge or consolidate with any person, or convert to a different entity without notifying Secured Party at least thirty days in advance and taking action to continue the perfected status of the security interest in the Collateral; or

 (ii)    the state in which Debtor’s place of business (or chief executive office if Debtor has more than one place of business) is located, change its name, or convert to a different entity without notifying Secured Party at least thirty days in advance and taking action to continue the perfected status of the security interest in the Collateral.

(iii)    change Debtor’s name or state of residence without notifying Secured Party at least thirty days in advance and taking action to continue the perfected status of the security interest in the Collateral.

5.	Insurance and Risk of Loss.

(a)    Debtor will insure the Collateral in accordance with Secured Party’s reasonable requirements regarding choice of carrier, risks insured against, and amount of coverage. Policies must be written in favor of Debtor, be endorsed to name Secured Party as an additional insured or as otherwise directed in writing by Secured Party, and provide that Secured Party will receive at least ten days’ notice before cancellation. Debtor must provide copies of the policies or certificates to Secured Party.

(b)    Debtor assumes all risk of loss to the Collateral.

(c)    Debtor appoints Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to Secured Party any payment from such insurance made payable to Debtor. Debtor’s appointment of Secured Party as Debtor’s agent is coupled with an interest.

6.	Default/Remedies.

(a)    A default exists if:

  (i)    Debtor fails to timely pay the Obligation or fails to perform any obligation or covenant in this Agreement for a period in excess of 20 days following written notice from Secured Party;

 (ii)    any warranty, covenant, or representation in the Security Agreement between Debtor and Secured Party in this Agreement is materially false when made;

(iii)    a receiver is appointed for Debtor or any Collateral;

(iv)    any Collateral is assigned for the benefit of creditors;

   (v)    a bankruptcy or insolvency proceeding is commenced by Debtor;

  (vi)    a bankruptcy or insolvency proceeding is commenced against Debtor and the proceeding continues without dismissal for sixty days, the party against whom the proceeding is commenced admits the material allegations of the petition against it, or an order for relief is entered;

 (vii)    Debtor is dissolved, begins to wind up its affairs, is authorized to dissolve or wind up its affairs by its governing body or persons, or any event occurs or condition exists that permits the dissolution or winding up of the affairs of Debtor; or

(viii)    any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with Collateral of like kind and quality or restored to its former condition.

(b)    If a default exists, Secured Party may:

    (i)    demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party’s or Debtor’s name, as Secured Party desires, or take control of any proceeds of the Collateral and apply the proceeds against the Obligation;

   (ii)    take possession of any Collateral not already in Secured Party’s possession, without demand or legal process, and for that purpose Debtor grants Secured Party the right to enter any premises where the Collateral may be located;

  (iii)    without taking possession, sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with law; and

  (iv)    exercise any rights and remedies granted by law or this Agreement.

   (v)    notify obligors on the Collateral to pay Secured Party directly;

  (vi)    as Debtor’s agent, make any endorsements in Debtor’s name and on Debtor’s behalf of any instruments in the Collateral and to any proceeds of the Collateral;

 (vii)    exercise and enforce all rights, including voting rights, available to an owner of the Collateral; and

(viii)    transfer record ownership of any Collateral to Secured Party.

(c)    Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this Agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party’s rights and remedies include all those granted by law and those specified in this Agreement.

(d)    Secured Party’s delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party’s rights to subsequently exercise those remedies or rights. Secured Party’s waiver of any default does not waive any other default by Debtor. Secured Party’s waiver of any right in this Agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

(e)    Secured Party has no obligation to clean or otherwise prepare the Collateral for sale. Other than exercising reasonable care to assure safe custody of the Collateral in its possession, Secured Party has no responsibility for the Collateral. Secured Party has no obligation to collect any of the Collateral and is not liable for failure to collect any of the Collateral, for failure to preserve any right pertaining to the Collateral, or for any act or omission on the part of Secured Party or Secured Party’s officers, agents, or employees, except willful misconduct.

(f)    Secured Party has no obligation to satisfy the Obligation by attempting to collect the Obligation from any other person liable for it. Secured Party may release, modify, or waive any Collateral provided by any other person to secure any of the Obligation. If Secured Party attempts to collect the Obligation from any other person liable for it or releases, modifies, or waives any Collateral provided by any other person, that will not affect Secured Party’s rights against Debtor. Debtor waives any right Debtor may have to require Secured Party to pursue any third person for any of the Obligation.

(g)    If Secured Party must comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, such compliance will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

(h)    Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of a sale of the Collateral.

(i)    If Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor will be credited with the proceeds of the sale.

(k)    If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligation.

(l)    Secured Party has no obligation to marshal any assets in favor of Debtor or against or in payment of the Note, any of the Other Obligation[s], or any other obligation owed to Secured Party by Debtor or any other person.

(m)    If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this Agreement and by law will be presumed satisfied.

7.	General.

(a)    Secured Party may at any time:

(i)    take control of proceeds of insurance on the Collateral and reduce any part of the Obligation accordingly or permit Debtor to use the funds to repair or replace the Collateral and

(ii)    purchase single-interest insurance coverage that will protect only Secured Party if Debtor fails to maintain insurance, and premiums for the insurance will become part of the Obligation.

(b)    Notice is reasonable if it is mailed, postage prepaid, to Debtor at Debtor’s Mailing Address at least ten days before any public sale or ten days before the time when the Collateral may be otherwise disposed of without further notice to Debtor.

(c)    This security interest will neither affect nor be affected by any other security for any of the Obligation. Neither extensions of any of the Obligation nor releases of any of the Collateral will affect the priority or validity of this security interest.

(d)    This Agreement binds, benefits, and may be enforced by the successors in interest of Secured Party and will bind all persons who become bound as debtors to this Agreement. Assignment of any part of the Obligation and Secured Party’s delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If such an assignment is made, Debtor will render performance under this Agreement to the assignee. Debtor waives and will not assert against any assignee any claims, defenses, or setoffs that Debtor could assert against Secured Party except defenses that cannot be waived. All representations, warranties, and obligations are joint and several as to each Debtor.

(e)    This Agreement may be amended only by an instrument in writing signed by Secured Party and Debtor.

(f)    The unenforceability of any provision of this Agreement will not affect the enforceability or validity of any other provision.

(g)    This Agreement will be construed according to Texas law, without regard to choice-of-law rules of any jurisdiction. This Agreement is to be performed in Harris County, Texas.

(h)    Interest on the Obligation secured by this Agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligation or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligation or, if the principal of the Obligation has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligation.

(i)    In no event may this Agreement secure payment of any debt subject to title IV of the Texas Finance Code or create a lien otherwise prohibited by law.

(j)    When the context requires, singular nouns and pronouns include the plural.

(k)    Any term defined in sections 1.101 to 11.108 of the Texas Business and Commerce Code and not defined in this Agreement has the meaning given to the term in the Code.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

By:	/s/ Henry W. Sullivan
Henry W. Sullivan, President

FINANCING STATEMENTS

Filing No.	Secured Party	State Filed
00-00498809	Toyota Motor Credit Corporation	TX
00-00498810	Toyota Motor Credit Corporation	TX
00-00583055	Toyota Financial Services	TX
00-00583056	Toyota Financial Services	TX
01-00023898	Fidelity Leasing, Inc.	TX